Exhibit 23.1

February 18, 2022

CONSENT OF QUALIFIED PERSON

SRK Consulting (U.S.), Inc. (“SRK”), in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), consents to:

•the public filing by the Company and use of the technical report titled “Technical Report Summary Pre-Feasibility Study Greenbushes Mine Western Australia” (the “Technical Report Summary”), with an effective date of June 30, 2021 and dated January 28, 2022, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to this Current Report on Form 8-K (the “Form 8-K”) and referenced in the Form 10-K;

•the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-234547) and Registration Statements on Form S-8 (Nos. 333-150694, 333-166828, 333-188599 and 333-223167) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Form 8-K, the Registration Statements and the Technical Report Summary; and

•any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

SRK is responsible for authoring, and this consent pertains to, the Technical Report Summary. SRK certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

SRK further confirms that this consent has not been withdrawn.

Neither the whole nor any part of this report nor any reference thereto may be included in any other document without the prior written consent of SRK as to the form and context in which it appears.

/s/ SRK Consulting (U.S.), Inc.

SRK Consulting (U.S.), Inc.